Exhibit 5(b)

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
FILE NO: 29387.1
March 10, 2020

Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105

Olin Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on or about March 10, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an indeterminate amount of the Company’s (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”), (iii) preferred stock, par value $1.00 per share (the “Preferred Stock”), (iv) common stock, par value $1.00 per share (the “Common Stock”), and (v) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the “Securities.”
We understand that the Senior Debt Securities may be issued under an Indenture, dated as of August 19, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, or under one or more other indentures between the Company and a commercial bank to be selected by the Company, as trustee, and the Subordinated Debt Securities will be issued by the Company under a separate indenture to be entered into between the Company and a commercial bank to be selected by the Company, as trustee. Any indenture, and any supplemental indenture or officers’ certificate thereto, pursuant to which any Debt Securities may be issued is referred to herein as an “Indenture.” The shares of Preferred Stock will be issued by the Company pursuant to articles of amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and the shares of Common Stock will be issued by the Company pursuant to the Articles of

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON LOS ANGELES
MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC
www.HuntonAK.com

Olin Corporation
March 10, 2020

Incorporation. We understand that any Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named by the Company, as warrant agent. The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Articles of Incorporation, (ii) the Company’s Bylaws, as amended through the date hereof, (iii) the resolutions adopted by the Company’s Board of Directors on February 19, 2020, (iv) the Registration Statement and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (“SCC”) on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).
For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).
As to factual matters, we have relied upon (i) the documents furnished to us by the Company and the representations therein, (ii) statements and representations of officers and representatives of the Company, (iii) the corporate records provided to us by such officers or representatives and (iv) certificates and other documents obtained from public officials, without independent verification of their accuracy.
We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Olin Corporation
March 10, 2020

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:
1.The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.
2.With respect to any Debt Securities, the Company has the corporate power and authority to authorize the applicable Indenture and the issuance and sale of such Debt Securities and, when the Company’s Board of Directors or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the applicable Indenture and the issuance and sale of the such Debt Securities, the Company will have the corporate power and authority to execute and deliver the applicable Indenture and to execute, issue and deliver the related Debt Securities.
3.With respect to any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of Preferred Stock, including the terms of the offering thereof, (b) articles of amendment to the Articles of Incorporation creating the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto, (c) the certificates representing the shares of Preferred Stock have been duly executed, countersigned and registered and (d) the series of Preferred Stock has been duly issued by the Company and delivered, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Preferred Stock will be validly issued, fully paid and nonassessable.
4.With respect to any Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of the Common Stock, including the terms of the offering thereof, (b) any certificates representing the shares of Common Stock have

Olin Corporation
March 10, 2020

been duly executed, countersigned and registered and (c) the Common Stock has been duly issued by the Company and delivered, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.
5.With respect to any Warrants, the Company has the corporate power and authority to authorize the applicable Warrant Agreement and the issuance and sale of such Warrants and, when the Board has taken all necessary corporate action to authorize and approve the applicable Warrant Agreement and the issuance and sale of such Warrants, the Company will have the corporate power and authority to execute and deliver the applicable Warrant Agreement and to execute and deliver such Warrants.
The opinions set forth above are subject to the qualifications that the validity and enforcement of the Company’s obligations under the Warrants and the underlying applicable Warrant Agreement may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing.
The opinion set forth in paragraph 1 above as to the valid existence of the Company is based solely upon our review of the Good Standing Certificate. For purposes of the opinions set forth above, we have also assumed that the Company will be validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and of issuance of the applicable Security.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities

Olin Corporation
March 10, 2020

Act and the rules and regulations of the Commission promulgated thereunder. Cravath, Swaine & Moore LLP, as special counsel to the Company, is entitled to rely on the opinions set forth in this letter for purposes of the opinion it proposes to deliver to you on the date hereof in connection with the Registration Statement.
This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.  The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.
Very truly yours,

/s/ Hunton Andrews Kurth LLP